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                                                                     EXHIBIT 5.1
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                               December 18, 1998

USWeb Corporation
2880 Lakeside Drive, Suite 300
Santa Clara, CA  95054

     RE:  REGISTRATION STATEMENT ON FORM S-8
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Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 17, 1998, in connection with the registration under the Securities Act of 1933, as amended, of (i) 231,824 shares of Common Stock to be issued under the CKS Group, Inc. 1995 Series B Common Stock Plan, (ii) 3,199,976 shares of your Common Stock to be issued under the CKS Group, Inc. 1995 Stock Plan, (iii) 112,500 shares of your Common Stock to be issued under the CKS Group, Inc. 1995 Director Option Plan, (iv) 1,219,774 shares of your Common Stock to be issued under the CKS Group, Inc. 1996 Supplemental Stock Plan, (v) 400,813 shares of your Common Stock to be issued under the CKS Group, Inc. 1997 Employee Stock Purchase Plan,
(vi) 1,827 shares of your Common Stock to be issued under SiteSpecific, Inc. 1996 Stock Option Plan, (vii) 1,200,000 shares of your Common Stock to be issued under the Shaw Agreement, (viii) 59,003 shares of your Common Stock to be issued under the Ikonic Plan, and (ix) 424,031 shares of your Common Stock to be issued under the Gray Peak Plan (collectively, the "Shares") (collectively, the "Plans").

     As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares. It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans, and pursuant to the agreements which accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement and any amendments thereto.

                              Sincerely,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation



                              /s/  WILSON SONSINI GOODRICH & ROSATI, P.C.